Exhibit 10.2

[Form of]
2011 Equity Incentive Plan
Restricted Share Unit Agreement

1.    Grant of Award. This Agreement evidences the grant by Vistaprint N.V., a Netherlands company (the “Company”), on [date] to [name] (the “Participant”) of [number of units] restricted share units (the “Units”) with respect to a total of [number of shares] ordinary shares of the Company, €0.01 par value per share (the “Shares”), on the terms of this Agreement and the Company’s 2011 Equity Incentive Plan (the “Plan”).

Except as otherwise indicated by the context, the term “Participant,” as used in this award, is deemed to include any person who acquires rights under this award validly under its terms.

2.    Vesting.

(a)    Subject to the terms and conditions of this award, the Units vest as to 12.5% of the original number of Units at the end of each successive three-month period after the date set forth in Section 1 above until the second anniversary of such date. On each vesting date, each Unit becoming vested is automatically converted into a Share on a one-to-one basis.

(b)    This vesting schedule requires that, at the time any Units vest, the Participant is, and has been at all times since the date in Section 1 above on which the Units were granted, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Therefore, the Participant expressly accepts and agrees that any termination of his or her relationship with the Company for any reason whatsoever (including without limitation unfair or objective dismissal, permanent disability, resignation or desistance) automatically means the forfeiture of all of his or her unvested Units, with no compensation whatsoever. The Participant acknowledges and accepts that this is an essential condition of this Agreement and expressly agrees to this condition. If the Participant serves as an employee, officer or director of, or consultant or advisor to, a parent or subsidiary of the Company, any references in this Agreement to such relationship with the Company or termination of such relationship with the Company are instead deemed to refer to such parent or subsidiary.

(c)    If for any reason the Participant ceases to be an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 2(b) above, then the vesting of Units ceases and the Participant has no further rights with respect to any unvested Units. If the Participant violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or a parent or subsidiary of the Company, then the vesting of Units ceases, and this award terminates immediately upon such violation.

3.    Timing and Form of Distribution. The Company shall distribute to the Participant Shares on a one-to-one basis with respect to the Units that become vested on each vesting date, as soon as practicable after each vesting date but in no event later than 45 days after the applicable vesting date, except that in the case of Participants who are not subject to U.S. income taxes on this award, the Distribution Date may be a later date if required by local law. Each date of distribution of Shares is referred to as the “Distribution Date.” The Participant receives distributions only with respect to his or her vested Units and has no right to a distribution of Shares with respect to unvested Units unless and until such Units vest. Once a Share with respect to a vested Unit has been distributed pursuant to this award, the Participant has no further rights with respect to that Unit.

4.    Withholding. The Participant is required to satisfy the payment of any Withholding Taxes required to be withheld with respect to the vesting of Units. “Withholding Taxes” includes, as applicable and without limitation, federal, state, local, foreign and provincial income tax, social insurance contributions, payroll tax, payment on account or other tax-related items. The Participant acknowledges that the ultimate liability for all taxes relating to this award is and remains the Participant’s responsibility and may exceed the amount that the Company withholds. The Company has no obligation to structure the terms of this award to reduce or eliminate the Participant’s liability for Withholding Taxes or to achieve any particular tax result. Furthermore, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for

Withholding Taxes in more than one jurisdiction. In order to satisfy the Withholding Taxes owed with respect to the vesting of Units, the Participant agrees as follows:

(a)    Unless the Company, in its sole discretion, determines that the procedure set forth in this Section 4(a) is not advisable or unless the Participant is subject to Swiss income taxes on any income from this award, at the Distribution Date the Company shall withhold a number of Shares with a fair market value equal to the amount necessary to satisfy the minimum amount of Withholding Taxes due on such Distribution Date.

(b)    If the Company, in its sole discretion, determines that the procedure set forth in Section 4(a) is not advisable or sufficient or if the Participant is subject to Swiss income taxes on any income from this award, then the Participant, as a condition to receiving any Shares upon the vesting of Units, shall (i) pay to the Company, by cash or check, or in the sole discretion of the Company, payroll deduction, an amount sufficient to satisfy any Withholding Taxes or otherwise make arrangements satisfactory to the Company for the payment of such amounts (including through offset of any amounts otherwise payable by the Company to the Participant, including salary or other compensation); or (ii) if the Company permits, make an arrangement that is acceptable to the Company with a creditworthy broker to sell, at the market price on the applicable Distribution Date, the number of Shares that the Company has instructed such broker is necessary to obtain proceeds sufficient to satisfy the Withholding Taxes applicable to the Shares to be distributed to the Participant on the Distribution Date (based on the fair market value of Shares on the Distribution Date) and to remit such proceeds to the Company; or (iii) only if the Participant is subject to Swiss income taxes on any income from this award, instruct the Company to withhold Shares as set forth in Section 4(a) above. The Participant agrees to execute and deliver such documents as may be reasonably required in connection with the sale of any Shares pursuant to this Section 4(b).

5.    Nontransferability of Award. The Participant shall not sell, assign, transfer, pledge or otherwise encumber this award, either voluntarily or by operation of law, except by will or the laws of descent and distribution. However, with respect to any award that is exempt from the provisions of Section 409A of the Code and the guidance thereunder (“Section 409A”) or with respect to a Participant who is not subject to U.S. income taxes on any income from this award, the Participant may transfer the award (a) pursuant to a qualified domestic relations order or (b) if the Company consents, to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the holder and/or an immediate family member of the holder, if, in each case, as a condition to the transfer the transferee agrees to be subject to, and bound by, the terms of this Agreement. However, the Participant shall not transfer this award to any proposed transferee if, with respect to such proposed transferee, the Company would not be eligible to use a Form S-8 for the registration of the issuance and sale of the Shares subject to this award under the United States Securities Act of 1933, as amended.

6.    No Right to Employment or Other Status. This award shall not be construed as giving the Participant the right to employment or any other relationship with the Company or any parent or subsidiary of the Company. The Company and any parent or subsidiary of the Company expressly reserve the right to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this award, except as expressly provided in this award.

7.    No Rights as Shareholder. The Participant has no rights as a shareholder with respect to any Shares distributable under this award until such Shares are issued to the Participant.

8.    Provisions of the Plan. This award is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this award.

9.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any Shares acquired under the Plan to the extent the Company determines it is necessary or advisable in order to comply with federal, state, local, foreign or provincial laws or to facilitate the administration of the Plan, except that with respect to awards that are subject to Section 409A, to the extent so permitted under Section 409A. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement and the Plan.

10.    Data Privacy Notice and Consent. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data by the Company and its subsidiaries and affiliates and understands and agrees that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for employment purposes, including implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to E*Trade Financial Services, Inc. or another stock plan service provider or other third parties assisting the Company with processing of Data. The Participant understands that these recipients may be located in the United States, and that the recipient’s country may have different data privacy laws and protections than in the Participant’s country. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described in this Section, including any requisite transfer to E*Trade Financial Services, Inc., or such other stock plan service provider or other third party as may be required for the administration of the Plan or the subsequent holding of Shares on the Participant’s behalf. The Participant understands that he or she may, at any time, request access to the Data, request any necessary amendments to it or refuse or withdraw the consents in this Section, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that withdrawal of consent may affect the Participant’s ability to participate in or realize benefits from the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s General Counsel.

11.    Change in Control Events.

(a)    Upon the occurrence of a Change in Control Event (as defined below), regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan), except to the extent specifically otherwise provided in another agreement between the Company and the Participant, all of the then unvested Units become vested upon the consummation of the Change in Control Event without any action on the part of the Company, the acquiring or succeeding corporation or the Participant.

(b)    For purposes of this Agreement, “Change in Control Event” means:

(i)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934) (a “Person”) of beneficial ownership of any capital shares or equity of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under such Securities Exchange Act) 50% or more of either (x) the then-outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of the members of the Supervisory Board (the “Outstanding Company Voting Securities”), except that for purposes of this subsection (i), the following acquisitions do not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for ordinary shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii)    the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately after such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of the members of the Supervisory Board or the members of the Board of Directors, as the case may be, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan or related trust maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding ordinary shares of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of the members of the Supervisory Board or the members of the Board of Directors, as the case may be, (except to the extent that such ownership existed before the Business Combination).

12.    Section 409A.

(a)    This award is intended to comply with or be exempt from the requirements of Section 409A and shall be construed consistently therewith. Subject to Sections 10(f) and 11(d) of the Plan, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend the Plan or this Agreement to prevent this award from becoming subject to the requirements of Section 409A. However, the Company makes no representations or warranties and has no liability to the Participant or to any other person if any of the provisions of or payments under this award are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the requirements of Section 409A.

(b)    If the Units are considered to be “nonqualified deferred compensation” within the meaning of Section 409A, and the Participant is considered a “specified employee” within the meaning of Section 409A, then notwithstanding anything to the contrary in this Agreement, the Company shall not deliver to the Participant any Shares required to be delivered upon vesting of Units that occurs upon a termination of employment until the earlier of (i) the six-month and one-day anniversary of the Participant’s termination of employment and (ii) the Participant’s death. In addition, solely to the extent that the Units are considered to be “nonqualified deferred compensation” and solely to the extent that another agreement between the Participant and the Company provides for vesting of the Units and delivery of the Shares upon a “change in control,” such event must constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) in order for the Shares to be delivered.

(c)    For purposes of Section 12(b) of this Agreement, “termination of employment” and similar terms mean “separation from service” within the meaning of Section 409A. The determination of whether and when Participant’s separation from service from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Section 12(c), “Company” includes all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.

13.    Language. If the Participant receives this Agreement or any other document related to the Plan translated into a language other than English, the English version controls.
14.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.    Addendum. The Units and the Shares acquired under the Plan are subject to any country-specific terms and conditions set forth in any addendum to this Agreement or the Plan, and in the event of a conflict between this Agreement and any such addendum, the addendum governs. If the Participant relocates his or her residence to one of the countries included in any such addendum, the terms and conditions of such applicable addendum apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Each such addendum, if any, constitutes part of this Agreement.

The parties have executed this Agreement.

VISTAPRINT N.V.	PARTICIPANT

By:
Name:	Name:
Title: